AMENDED SCHEDULE 14C INFORMATION

(PRELIMINARY COPY)

(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Definitive Information Statement

INTERNATIONAL TELECOMMUNICATIONS, INC.

(formerly EARTHNETMEDIA, INC.)

(Name of Registrant as Specified in its Charter)

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INTERNATIONAL TELECOMMUNICATIONS, INC.

( Previously known as EarthNetMedia, Inc.)

222 Amalfi Drive

Santa Monica, CA 90402

Telephone: (310) 459-1081

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To All Stockholders of International Telecommunications, Inc.:

The purpose of this letter is to inform you of the adoption of resolutions of the Board of Directors and approval of those resolutions by the written consent of holders of a majority of the outstanding shares of our common stock, par value $0.001 per share. The resolutions adopted by the Board of Directors and the registered owners of a majority of our outstanding shares give us the authority to take the following actions:

1. To change the name of the corporation from EarthNetMedia, Inc. to International Telecommunications, Inc.;

2. To increased the authorized capital of the corporation from 100,000,000 common shares of a par value of $0.001 per shares to Two Hundred Million (200,000,000) shares divided into One Hundred Fifty Million (150,000,000) shares of Common Stock of a par value of $0.001 per share, and Fifty Million (50,000,000) shares of Series A Preferred Stock of a par value of $0.001 per share;

3. To effect a One (1) Share for Two Hundred (200) share reverse split of the 54,558,800 outstanding common shares of the corporation which will reduce the number of common shares outstanding to 272,794 shares without change the par value of the shares that are outstanding.

The registered owners of a majority of our outstanding common stock, owning approximately 91.35% of the common shares that are outstanding, have executed a written consent in favor of the actions described above that are described in greater detail in the Information Statement accompanying this notice. This consent satisfies the stockholder approval requirement for the proposed actions and allows us to take the proposed actions. A Certificate of Amendment to the Articles of Incorporation of EarthNetMedia, Inc. was filed on June 24, 2005 to give effect to the first and second resolutions described above. As to the third resolution, the Board of Directors adopted a resolution on July 15, 2005 which sets August 1, 2005 or such other date as may be established by further Board resolution as the effective date for the reverse split of the company's outstanding common shares.

We are not asking for your proxy. Because the written consent of the holders of a majority of our common stock satisfies any applicable stockholder voting requirement of the Nevada General Corporation Law and our Articles of Incorporation and By-laws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains our corporate name change, the increase in our authorized capital and the reverse split of our outstanding common shares. Please read the accompanying Information Statement carefully.

August 1, 2005

By Order of the Board of Directors

/s/ Felizian (Phil) Paul

Chairman of the Board, Secretary/treasurer and Chief Financial Officer INTERNATIONAL TELECOMMUNICATIONS, INC.

( Previously known as EarthNetMedia, Inc.)

222 Amalfi Drive

Santa Monica, CA 90402

Telephone: (310) 459-1081

INFORMATION STATEMENT

To All Stockholders of International Telecommunications, Inc.:

This Information Statement is being mailed on or about August ____, 2005 to the stockholders of record of International Telecommunications, Inc., previously known as EarthNetMedia, Inc. as of June 21, 2005. This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished to you to inform you of the adoption of resolutions of the Board of Directors and resolutions adopted by the written consent of holders of a majority of the outstanding shares of our common stock, par value $0.001 per share. These resolutions give us authority to take the following actions:

1. To change the name of the corporation from EarthNetMedia, Inc. to International Telecommunications, Inc.;

2. To increased the authorized capital of the corporation from 100,000,000 common shares of a par value of $0.001 per shares to Two Hundred Million (200,000,000) shares divided into One Hundred Fifty Million (150,000,000) shares of Common Stock of a par value of $0.001 per share, and Fifty Million (50,000,000) shares of Series A Preferred Stock of a par value of $0.001 per share;

3. To effect a One (1) Share for Two Hundred (200) share reverse split of the 54,558,800 outstanding common shares of the corporation so as to reduce the number of common shares outstanding to 272,794 shares without change the par value of the shares that are outstanding.

On June 21, 2005 the Board of Directors of EarthNetMedia, Inc. adopted resolutions authorizing the taking of each of the actions described above and recommended that the stockholders adopt resolutions approving these actions.

As of the close of business on June 21, 2005, the record date, we had 54,558,800 shares of common stock outstanding. The common stock was our only class of securities entitled to vote. Each outstanding share of common stock was entitled to one vote per share. The registered owners of a majority of our outstanding common stock, owning approximately 91.35% of the common shares that are outstanding, have executed a written consent in favor of the actions described above. This consent satisfies the stockholder approval requirement for the proposed actions and allows us to take the proposed actions. On June 24, 2005, a Certificate of Amendment to the Articles of Incorporation of EarthNetMedia, Inc. was filed to give effect to the first and second resolutions described above. On July 15, 2005 the Board of Directors adopted a resolution setting August 1, 2005 or such other date as may be established by further Board resolution as the effective date for the reverse split of the company's outstanding common shares.

This Information Statement is first being mailed on or about August ____, 2005. This Information Statement constitutes notice to our stockholders of corporate action by stockholders without a meeting as required by Chapter 78 of the Nevada Revised Statutes.

The expenses of mailing this Information Statement will be borne by International Telecommunications, Inc., including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our common stock held of record by these persons and that we will reimburse them for their reasonable expenses incurred in this process.

DISSENTER'S RIGHT OF APPRAISAL

Rights of Dissenting Stockholders in Nevada corporations are governed by NRS (Nevada Revised Statutes) 92A.300 through 92A.500. We do not believe that any of these provisions provide any rights to stockholders who may wish to dissent from any of the actions reported hereby.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

There were 54,558,800 common shares of EarthNetMedia, Inc. outstanding on June 21, 2005, the date on which the corporate actions disclosed herein were adopted according to NRS 78.320 by the Written consent of a majority of the corporation's outstanding common shares.

The following table sets forth the beneficial ownership of EarthNetMedia common stock (the "Common Stock") as of June 21, 2005 including each person or entity who is known by the Company to beneficially own more than 5% of EarthNetMedia's outstanding Common Stock, the CEO, each of the Named Executive Officers and each of the Company's directors; and all executive officers and directors as a group. Unless otherwise indicated, the address for each of the named individuals is c/o EarthNetMedia, Inc., 222 Amalfi Drive, Santa Monica, California 90402. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the table is based on 54,558,800 shares of Common Stock outstanding as of June 21, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

Named Executive

Officers and Directors: Number of Shares Percent of Class

Alie Chang 24,586,000 45.0%

Felizian Paul 24,256,000 44.4%

Angi Ma 150,000 .3%

All Management 49,992,000 91.6%

All shares registered to Alie Chang and Felizian Paul were voted in favor of the corporate actions reported herein.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company, as well as their ages and positions, are listed below:

Name Age Position

Alie Chang 53 President and Chief Executive Officer, Director Felizian Paul 58 Chairman of the Board, Chief Financial Officer and Treasurer

Angi Ma 27 Corporate Secretary

None of the corporate actions reported herein relate in any way to the election of directors.

RESOLUTION NO. 1

THE NAME CHANGE

The resolution to change the name of the Company from EarthNetMedia, Inc. to International Telecommunications, Inc. was adopted to reinforce the change in the Company's business and prospects which resulted from the sale of its Television Assets and to adopt a more general name that may better reflect the businesses in which we intend to become involved in the future.

RESOLUTION NO. 2

AMENDING THE AUTHORIZED CAPITAL OF THE COMPANY

The resolution to increase the authorized capital of the Company from 100,000,000 common shares of $0.001 par value to 200,000,000 shares divided into two classes that is, 150,000,000 common shares of $0.001 par value and 50,000,000 Series A Preferred Shares of $0.001 par value was adopted to insure that there are enough shares authorized and available to issue in the acquisition of new business enterprises. We determined to divide the authorized shares into two classes, including a class of Series A Preferred Shares, to accommodate special needs that may be related to particular targeted acquisitions. The Board of Directors is authorized to adopt resolutions defining any preferences and other incidents of ownership of Series A Preferred shares but has not adopted any such resolutions because the particular circumstances in which it may be advisable to issue Series A Preferred Shares are not presently known and cannot be known until specific proposals have been presented to us. We believe increasing our authorized capital will enhance our ability to attract appropriate business acquisitions.

You are advised that we have targeted certain businesses we would like to acquire either as subsidiaries or by purchasing their assets. To date, no definitive agreements have been reached as to any of these prospects. You will be promptly advised if and when any such definitive agreements have been reached.

RESOLUTION NO. 3

MODIFICATION OR EXCHANGE OF SECURITIES

By resolution of the Board of Directors dated June 21, 2005 the Board of Directors adopted the following resolutions.

WHEREAS, the corporation wishes to decrease the number of its issued and outstanding shares of Common Stock (the "Shares") without changing the existing shareholders' equity through the reverse stock split by issuing One (1) New Common Share for each Two Hundred (200) common shares that are presently issued and outstanding (the "Reverse Stock Split");

NOW, THEREFORE, BE IT RESOLVED that the corporation carry out the Reverse Stock Split upon approval by shareholders holding a majority of the issued and outstanding Common Shares of the Corporation; and

RESOLVED, FURTHER, that the Board of Directors recommends to the shareholders that they adopt and approve the Reverse Stock Split

RESOLVED, FURTHER, that the President and Secretary of the Corporation be, and they are hereby authorized and directed, as agents of the Corporation acting together or separately, to execute and deliver any and all documents necessary to effect a One (1) for Two Hundred (200) share reverse split of the authorized and outstanding shares of the Corporation, and to take any and all actions which may be reasonably necessary to effect such Reverse Split of shares.

RESOLVED, FURTHER that any and all other actions taken by the President and Secretary of the Corporation, prior to the effective date of this Written Consent, in connection with or in anticipation of the Reverse Stock Split, are hereby approved, ratified and confirmed.

These resolutions did not set an effective date for the Reverse Split. However, on July 15, 2005 the Board of Directors adopted a follow-up resolution declaring August 1, 2005 as the effective date for the Reverse Split of shares and directing that any and all fractional shares which may result from carrying out the Reverse Stock Split of shares shall be rounded upward to the next higher whole number of shares.

The only effect of this resolution will be to reduce the total number of common shares of the corporation from 54,558,800 to 272,794 shares and thereby reduce the number of shares registered to each stockholder by the ratio of one share for each two hundred shares. It will also reduce the number of shares registered to Alie Chang from 24,586,000 to 122,930, and the number of shares registered to Felizian Paul from 24,256,000 to 121,280. It will not change the percentage of ownership of these two stockholders in our outstanding common shares. The Reverse Split of shares will not change the $0.001 par value of the affected shares.

The Board of Director's stated purpose for the Reverse Split of shares is to facilitate the acquisition of additional business opportunities and enhance the capital structure of the corporation with regard to the trading market for the Company's shares. Specifically, on December 31, 2004 the registrant had a net negative stockholders' equity of $625,666 which, by March 31, 2005, increased to negative $628,445. This represents stockholders equity per share of negative $0.011 at December 31, 2004 and March 31, 2005, computed on the basis of the 54,558,200 common shares which are presently outstanding. In the view of the Board of Directors, the existence of such a large number of shares in a corporation with substantial negative net worth and very substantial operating deficits incurred since inception makes the company a very unattractive vehicle for the acquisition of other business assets, entities or opportunities. Management is presently seeking additional business acquisitions, though no definitive agreements for such acquisitions have been reached. Management does not believe that it can succeed in bringing additional business opportunities to the Company unless and until a drastic reduction in the number of outstanding shares has been effected.

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

In order to give effect to Resolutions 1 and 2 as described above, a Certificate of Amendment to the Articles of Incorporation of EarthNetMedia, Inc. which changes the name of the corporation to International Telecommunications, Inc. and increases the authorized capital of the corporation to 200,000,000 shares, 150,000,000 of which are common shares of $0.001 par value, and 50,000,000 of which are Series A Preferred Shares also of $0.001 par value was filed with the Secretary of State of Nevada on June 24, 2005. A copy of this Certificate of Amendment is attached as Exhibit "1" hereto. To date, no resolution has been adopted to define the preferences and other incidents of ownership of Series A Preferred Shares.

VOTING PROCEDURES

All of the foregoing corporate actions were taken without a meeting or formal vote of stockholders solely on the basis of the Written Consent of a majority of 91.35% of the Company's outstanding shares which are registered to Alie Chang and Felizian Paul. No further vote of stockholders is required by the Articles of Incorporation or Bylaws of the registrant or by applicable provisions of the Nevada Revised Statutes.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain "forward-looking" statements as such term is defined by the U.S. Securities and Exchange Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the Securities and Exchange Commission, or SEC.

INCORPORATION OF FINANCIAL INFORMATION

Our Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the SEC ("Annual Report"), and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, as filed with the SEC ("Quarterly Report"), are incorporated in their entirety by reference into this Information Statement. We will provide, without charge, to each stockholder as of the record date, upon the written or oral request of the stockholder and by first class mail or other equally prompt means within one business day of our receipt of such request, copies of the Annual Report and Quarterly Report which we have incorporated by reference into this Information Statement, as well as all amendments thereto, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to International Telecommunications, Inc., P.O. Box 1665, Santa Monica, CA 90402 Attention: Angi Ma, Corporate Secretary. Oral requests should be directed to Ms. Mo at (310) 459-1081.

As the requisite stockholder vote for each of the actions described in this Information Statement was obtained upon the delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

EXHIBITS

Exhibit 1. Certificate of Amendment to Articles of Incorporation

By Order of the Board of Directors

/s/ Felizian (Phil) Paul

Felizian Paul

Chairman of the Board of Directors, Secretary/Treasurer and Chief Financial Officer